Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reports Second Quarter 2020 Results
Singapore – April 30, 2020 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa,” “K&S” or the “Company”), today announced financial results of its second fiscal quarter ended March 28, 2020. The Company reported second quarter net revenue of $150.7 million, net income of $11.9 million and non-GAAP net income of $13.7 million.

Quarterly Results - U.S. GAAP
	Fiscal Q2 2020	Change vs. Fiscal Q2 2019	Change vs. Fiscal Q1 2020
Net Revenue	$150.7 million	up 30.1%	up 4.4%
Gross Profit	$69.3 million	up 24.6%	down 1.6%
Gross Margin	46.0%	down 190 bps	down 280 bps
Income from Operations	$11.1 million	up 544%	down 17.2%
Operating Margin	7.3%	up 950 bps	down 200 bps
Net Income	$11.9 million	up 430.6%	down 11.9%
Net Margin	7.9%	up 1100 bps	down 150 bps
EPS – Diluted(a)	$0.19	up 480%	down 9.5%

(a)
GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options, but that effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive. For the three months ended March 30, 2019, 0.8 million shares of restricted stock units and stock options were excluded due to the Company's net loss.

Quarterly Results - Non-GAAP

	Fiscal Q2 2020	Change vs. Fiscal Q2 2019	Change vs. Fiscal Q1 2020
Income from Operations	$12.9 million	up 1175%	down 17.3%
Operating Margin	8.6%	up 970 bps	down 220 bps
Net Income	$13.7 million	up 6750%	down 12.7%
Net Margin	9.1%	up 890 bps	down 180 bps
EPS - Diluted	$0.22	NA	down 8.3%
A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of non-GAAP Financial Results” section.

Dr. Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, "While the ongoing COVID-19 pandemic continues to have severe health and economic effects throughout the world, and has created operational challenges for our business, our strong fundamental position and long-term efforts around business continuity planning have allowed us to continue pursuing an aggressive development roadmap while minimizing operational disruptions. We also remain focused on increasing production and driving market adoption of our new advanced packaging and advanced LED offerings."

The Company's manufacturing facility in China was impacted by a government-mandated shutdown but has returned to full capacity within the second fiscal quarter. Its other manufacturing facilities in Singapore and the Netherlands also remain at full capacity.

Second Quarter Fiscal 2020 Financial Highlights

•	Net revenue of $150.7 million.

•	Gross margin of 46.0%.

•	Net income of $11.9 million or $0.19 per share; non-GAAP net income of $13.7 million or $0.22 per share.

•	Cash, cash equivalents, and short-term investments, net of bank overdraft facility were $524.7 million as of March 28, 2020.

Third Quarter Fiscal 2020 Outlook
The Company currently expects net revenue in the third fiscal quarter of 2020 ending June 27, 2020 to be approximately $140 million to $160 million. This outlook considers currently projected demand impacts of ongoing global semiconductor production disruptions, due to regional shelter-in-place and movement control orders.
Looking forward, Dr. Fusen Chen commented, "The current global environment remains very fluid and dynamic, but we continue to anticipate gradual demand improvements through our second fiscal half. We anticipate ongoing improvements in the general semiconductor, LED and memory markets."

Earnings Conference Call Details
A conference call to discuss these results will be held tomorrow, April 30, 2020, beginning at 8:00am EDT. To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. A live webcast will also be available at investor.kns.com.
A replay will be available from approximately one hour after the completion of the call through May 7th by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13700377. A webcast replay will also be available at investor.kns.com.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company's non-GAAP results exclude amortization related to intangible assets acquired through business combinations, goodwill impairment, costs associated with restructuring, income tax expense related to the Tax Cuts and Jobs Act of 2017 as well as tax benefits or expense associated with the foregoing non-GAAP items. These non-GAAP measures are consistent with the way management analyzes and assesses the Company’s operating results.  The Company believes these non-GAAP measures enhance investors’ understanding of the Company’s underlying operational performance, as well as their ability to compare the Company’s period-to-period financial results and the Company’s overall performance to that of its competitors.

Management uses both U.S. GAAP metrics as well as non-GAAP operating income, operating margin, net income, net margin and net income per diluted share to evaluate the Company's operating and financial results. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. The presentation of non-GAAP items is meant to supplement, but not substitute for, GAAP financial measures or information. The Company believes the presentation of non-GAAP results in combination with GAAP results provides better transparency to the investment community when analyzing business trends, providing meaningful comparisons with prior period performance and enhancing investors' ability to view the Company's results from management's perspective. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibit.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor and electronic assembly solutions serving the global automotive, consumer, communications, computing and industrial markets. Founded in 1951, K&S prides itself on establishing foundations for technological advancement - creating pioneering interconnect solutions that enable performance improvements, power efficiency, form-factor reductions and assembly excellence of current and next-generation semiconductor devices.
Leveraging decades of development proficiency and extensive process technology expertise, Kulicke & Soffa’s expanding portfolio provides equipment solutions, aftermarket products and services supporting a comprehensive set of interconnect technologies including wire bonding, advanced packaging, lithography, and electronics assembly. Dedicated to empowering technological discovery, always, K&S collaborates with customers and technology partners to push the boundaries of possibility, enabling a smarter future (www.kns.com).
Caution Concerning Results and Forward-Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to the factors listed or discussed in our 2019 Annual Report on Form 10-K, our Current Report on Form 8-k filed April 29, 2020, and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7518
F: +1-215-784-6180

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Six months ended
	March 28, 2020	March 30, 2019	March 28, 2020	March 30, 2019
Net revenue	$150,741	$115,908	$295,038	$273,116
Cost of sales	81,438	60,335	155,371	142,744
Gross profit	69,303	55,573	139,667	130,372

Operating expenses:
Selling, general and administrative	27,331	27,235	53,755	55,768
Research and development	29,067	29,577	57,359	59,380
Amortization of intangible assets	1,820	1,869	3,637	3,746
Restructuring	9	(643)	426	(612)
Total operating expenses	58,227	58,038	115,177	118,282
Income/(loss) from operations	11,076	(2,465)	24,490	12,090
Other income (expense):
Interest income	2,675	3,865	5,514	7,691
Interest expense	(661)	(254)	(1,244)	(505)
Income before income taxes	13,090	1,146	28,760	19,276
Income tax expense	1,162	4,672	3,295	15,242
Share of results of equity-method investee, net of tax	40	29	100	72
Net income /(loss)	$11,888	$(3,555)	$25,365	$3,962

Net income per share:
Basic	$0.19	$(0.05)	$0.40	$0.06
Diluted	$0.19	$(0.05)	$0.39	$0.06

Cash dividends declared per share	$0.12	$0.12	$0.24	$0.24

Weighted average shares outstanding:
Basic	63,679	65,930	63,675	66,530
Diluted	64,219	65,930	64,266	67,344

	Three months ended		Six months ended
Supplemental financial data:	March 28, 2020	March 30, 2019	March 28, 2020	March 30, 2019
Depreciation and amortization	$4,769	$5,237	$9,528	$10,006
Capital expenditures	2,775	2,234	5,099	7,176
Equity-based compensation expense:
Cost of sales	183	160	415	310
Selling, general and administrative	2,695	2,330	5,430	5,255
Research and development	844	811	1,486	1,609
Total equity-based compensation expense	$3,722	$3,301	$7,331	$7,174

	As of
	March 28, 2020	March 30, 2019
Backlog of orders [1]	$136,353	$89,439
Number of employees	2,929	2,747

1.	Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	March 28, 2020	September 28, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$392,307	$364,184
Short-term investments	248,000	229,000
Accounts and other receivable, net of allowance for doubtful accounts of $501 and $597, respectively	199,793	195,830
Inventories, net	106,178	89,308
Prepaid expenses and other current assets	24,149	15,429
TOTAL CURRENT ASSETS	970,427	893,751

Property, plant and equipment, net	55,647	72,370
Operating right-of-use assets	22,692	—
Goodwill	55,946	55,691
Intangible assets, net	39,757	42,651
Deferred tax assets	6,975	6,409
Equity investments	7,427	6,250
Other assets	2,027	2,494
TOTAL ASSETS	$1,160,898	$1,079,616

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Short term debt	$115,617	$60,904
Accounts payable	50,530	36,711
Operating lease liabilities	5,236	—
Accrued expenses and other current liabilities	78,296	64,533
Income taxes payable	12,358	12,494
TOTAL CURRENT LIABILITIES	262,037	174,642

Financing obligation	—	14,207
Deferred income taxes	33,690	32,054
Income taxes payable	74,469	80,290
Operating lease liabilities	18,550	—
Other liabilities	9,754	9,360
TOTAL LIABILITIES	398,500	310,553

SHAREHOLDERS' EQUITY
Common stock, no par value	532,912	533,590
Treasury stock, at cost	(365,095)	(349,212)
Retained earnings	604,013	594,625
Accumulated other comprehensive loss	(9,432)	(9,940)
TOTAL SHAREHOLDERS' EQUITY	$762,398	$769,063

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,160,898	$1,079,616

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	March 28, 2020	March 30, 2019	March 28, 2020	March 30, 2019
Net cash provided by operating activities	$14,055	$27,334	$39,083	$83,335
Net cash (used in)/provided by investing activities	(131,466)	138,962	(24,979)	73,689
Net cash provided by/(used in) financing activities	12,106	(25,176)	14,258	(59,092)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	238	275	(239)	257
Changes in cash, cash equivalents and restricted cash	(105,067)	141,395	28,123	98,189
Cash and cash equivalents, beginning of period	497,374	277,942	364,184	321,148
Cash and cash equivalents, end of period	$392,307	$419,337	$392,307	$419,337

Short-term investments	248,000	208,000	248,000	208,000
Total cash, cash equivalents and short-term investments	$640,307	$627,337	$640,307	$627,337

Reconciliation of U.S. GAAP Income from Operating
to Non-GAAP Income from Operation and Operating Margin
(in thousands, except percentages)
(unaudited)

	Three months ended
	March 28, 2020	March 30, 2019	December 28, 2019
Net revenue	$150,741	$115,908	$144,297
U.S. GAAP income/(loss) from operations	11,076	(2,465)	13,414
U.S. GAAP operating margin	7.3%	(2.1)%	9.3%

Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,820	1,869	1,817
Restructuring	9	(643)	417
Non-GAAP income/(loss) from operations	$12,905	$(1,239)	$15,648
Non-GAAP operating margin	8.6%	(1.1)%	10.8%

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and
U.S. GAAP net income per share to Non-GAAP net income per share
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 28, 2020	March 30, 2019	December 28, 2019
Net revenue	$150,741	$115,908	$144,297
U.S. GAAP net income/(loss)	11,888	(3,555)	13,477
U.S. GAAP net margin	7.9%	(3.1)%	9.3%

Non-GAAP adjustments:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,820	1,869	1,817
Restructuring	9	(643)	417
Income tax expense- Tax Reform	—	2,499	—
Net income tax benefit on non-GAAP items	(27)	28	(51)
Total non-GAAP adjustments	$1,802	$3,753	$2,183
Non-GAAP net income	$13,690	$198	$15,660
Non-GAAP net margin	9.1%	0.2%	10.9%

U.S. GAAP net income per share:
Basic	0.19	(0.05)	0.21
Diluted(a)	0.19	(0.05)	0.21

Non-GAAP adjustments per share:(b)
Basic	0.03	0.05	0.03
Diluted	0.03	0.05	0.03

Non-GAAP net income per share:
Basic	$0.22	$—	$0.24
Diluted(c)	$0.22	$—	$0.24

(a)
GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options, but that effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive. For the three months ended March 30, 2019, 0.8 million shares of restricted stock units and stock options were excluded due to the Company's net loss.

(b)
Non-GAAP adjustments per share includes amortization related to intangible assets acquired through business combinations, costs associated with restructuring, income tax expense related to the Tax Cuts and Jobs Act of 2017 as well as tax benefits or expense associated with the foregoing non-GAAP items.

(c)	Non-GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options.